UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 27, 2019

CANNAE HOLDINGS, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	1-38300	82-1273460
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1701 Village Center Circle
Las Vegas, Nevada 89134
(Addresses of principal executive offices)

(702) 323-7330
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Cannae Common Stock, $0.0001 par value	CNNE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

Cannae Holdings, Inc. (“the Company”) is filing this Current Report on Form 8-K (this "Current Report") to present retrospectively recast condensed consolidated financial statements for the quarter ended March 31, 2019 to reflect the retrospective application of our previously disclosed change in accounting principle related to the Company's reporting of its investment in The Dun and Bradstreet Corporation ("Dun & Bradstreet") on a current basis rather than our previous reporting on a three-month lag.
We historically accounted for our investment and proportionate share of losses in Dun & Bradstreet utilizing a three-month reporting lag due to timeliness considerations. In the third quarter of 2019, the Company was able to obtain financial information for Dun & Bradstreet on a more timely basis and determined it was preferable to record our investment in Dun & Bradstreet on a current basis as opposed to the previous three-month lag. In accordance with applicable accounting literature, a change to eliminate a previously existing reporting lag is considered a change in accounting principle. Changes in accounting principle are to be reported through retrospective application of the new principle to all prior financial statement periods presented. Accordingly, the Company's condensed consolidated financial statements for the interim periods of fiscal year 2019 were adjusted in our Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2019 filed with the Securities and Exchange Commission (the "SEC") on November 12, 2019 to reflect the period-specific effects of eliminating the three-month reporting lag.
The financial information being recast in this Current Report was originally filed in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 (the “Original First Quarter 10-Q”), which was filed with the SEC on May 9, 2019. The updated financial statements are not a restatement of previously issued financial statements. The recast of the information contained in Item 1 of Part I and Item 2 of Part I (to make necessary conforming changes in “Management’s Discussion and Analysis of Financial Condition and Results of Operations”) of the Original First Quarter 10-Q is presented in Exhibit 99.1 to this Current Report. See the Explanatory Note and Note A to such financial statements for further discussion regarding the changes from our previously filed condensed consolidated financial statements included in the Original First Quarter 10-Q and the change in accounting principle, respectively.
The information included in this Current Report is provided for informational purposes only in connection with the change in accounting principle related to the Company's reporting of its investment in The Dun and Bradstreet Corporation on a current basis and does not amend or restate the Company’s condensed consolidated financial statements included in the Company’s Original First Quarter 10-Q. For developments subsequent to the filing of the Original First Quarter 10-Q, refer to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 which was filed with the SEC on November 12, 2019, and Current Reports on Form 8-K filed subsequent to the filing of the Original First Quarter 10-Q.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
99.1
Updates, where applicable, to Item 1 of Part I, “Unaudited Condensed Consolidated Financial Statements” and Item 2 of Part I, “Management’s Discussion and Analysis of Financial Condition and Results of Operations" of the Company's Form 10-Q as of and for the three months ended March 31, 2019

101.INS	Inline XBRL Instance Document*

101.SCH	Inline XBRL Taxonomy Extension Schema Document

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	Extension Definition Linkbase Document

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document

101.LAB	Extension Label Linkbase Document

104	Cover Page Interactive Data File formatted as Inline XBRL and contained in Exhibit 101.
* - The instance document does not appear in the interactive data file because its XBRL tags are embedded within the inline XBRL document.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cannae Holdings, Inc.
Date:	November 27, 2019	By:	/s/ Richard L. Cox
			Name:	Richard L. Cox
			Title:	Executive Vice President and Chief Financial Officer